UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)
August 1, 2003

Commission file number 0-24787

AFFILIATED COMPUTER SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0310342

(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2828 NORTH HASKELL
DALLAS, TEXAS 75204
(Address of principal executive offices)
(Zip Code)

(214) 841-6111
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
ITEM 9. REGULATION FD DISCLSOURES
SIGNATURES
INDEX TO EXHIBITS
EX-99.1 Press Release
EX-99.2 Slides Presented During Conference Call

ITEM 5. OTHER EVENTS

     On August 1, 2003, the Registrant announced the signing of a definitive agreement to sell a significant portion of its federal government business to Lockheed Martin Corporation for approximately $658 million, including $70 million payable under a five year non-compete. The Registrant will retain its contract to provide student loan processing services to the Department of Education and certain other assets.

     Concurrent with the signing of the sale agreement, the Registrant has also entered into a definitive agreement to acquire the commercial information technology business of Lockheed Martin for approximately $107 million.

     No date has been established for the closing of these transactions, which are subject to government, regulatory and other required approvals.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibits referenced below and the information set forth therein are deemed to be furnished pursuant to Item 9 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

     (c)  Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Affiliated Computer Services, Inc. Press Release dated August 1, 2003.
99.2	Affiliated Computer Services, Inc. copy of slides presented during conference call on August 1, 2003

ITEM 9. REGULATION FD DISCLSOURES

     The Registrant hereby incorporates by reference into this Item 9 the information set forth in its press release, dated August 1, 2003, and the information set forth in slides presented during a management conference call on August 1, 2003, copies of which are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release attached as Exhibit 99.1 and the slides presented during that call attached hereto as Exhibit 99.2 are deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2003

AFFILIATED COMPUTER SERVICES, INC.

By:	/s/ WARREN D. EDWARDS

Name: Title:	Warren D. Edwards Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Affiliated Computer Services, Inc. Press Release dated August 1, 2003
99.2	Affiliated Computer Services, Inc. copy of slides presented during conference call on August 1, 2003